SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 1999


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                      0-26494                  52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)



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Item 4.  Changes in Registrant's Certifying Accountant

     (a) On October 19,1999, GSE Systems, Inc. ("registrant") notified their independent accountants PricewaterhouseCoopers LLP ("PwC") that PwC would not be reappointed as the Registrant's independent accountants for the fiscal year ending December 31, 2000.

     The reports of PwC on the Registrant's financial statements for each of the past two fiscal years contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with its audits for the two most recent fiscal years and with respect to the unaudited interim periods from January 1, 1999 through September 30, 1999, there have been no disagreements between the Registrant and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such fiscal years.

     During the two most recent fiscal years and with respect to the unaudited interim periods from January 1, 1999 through September 30, 1999, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v)).

     The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 26, 1999, is filed as Exhibit 16 to this Form 8-K.

     (b) The Registrant is currently in the process of selecting independent accountants for the fiscal year ending December 31, 2000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

          16 Letter regarding Change in Certifying Accountants

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                      GSE Systems, Inc.

Date: October 26, 1999                       By: /s/  Jeffery G. Hough
                                                 Sr. Vice President and
                                                 Chief Financial Officer